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                                                                    Exhibit 99.1


[POLYONE LOGO]


                                                          N E W S  R E L E A S E


FOR IMMEDIATE RELEASE


                    POLYONE DIRECTORS SET QUARTERLY DIVIDEND


CLEVELAND - February 7, 2002 - Directors of PolyOne Corporation (NYSE: POL)

today declared a quarterly dividend of 6.25 cents per share of common stock. The dividend is payable March 15, 2002, to shareholders of record at the close of business on March 1, 2002.




ABOUT POLYONE
PolyOne Corporation, with 2001 revenues of $2.7 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company's products and services can be found at www.polyone.com.

PolyOne Media & Investor Contact:     Dennis Cocco
                                      Chief Investor & Communications Officer
                                      216.589.4018